Exhibit 99.1

Aimco announces the formation of Apartment Income REIT, a self-managed $10 billion REIT, and the closing of a $2.4 billion Joint Venture.

Denver, CO -- APARTMENT INVESTMENT AND MANAGEMENT COMPANY (NYSE:AIV) (“Aimco”) announced today its plan to separate its business into two, separate and distinct, publicly traded companies, Apartment Income REIT (“AIR”) and Aimco. AIR, a newly formed, self-managed real estate investment trust will provide a simple and transparent way to invest in the multi-family sector: ownership with public market liquidity of a diversified portfolio of apartment communities, with low financial leverage, limited execution risk, best-in-class operations, and sector low management costs. Aimco will retain its growing business of developing and redeveloping apartment communities while also pursuing other accretive transactions.

The decision was based on a longer-term strategic review by management and made through a highly engaged board process over the past several months. Bob Miller, Aimco Lead Director, thanked his colleagues for their long hours spent in numerous meetings to refine the concept of AIR as a “pure play” apartment investment vehicle and to refocus Aimco on its growing pipeline of development and redevelopment opportunities. “We came to understand deeply that today’s Aimco includes two businesses: ownership with active management and development. We believe that both will benefit from separation with balance sheets tailored to the individual businesses, enhanced management focus, expanded opportunities, and distinctive risks and rewards for shareholders.”

Aimco also announced,  as  part of its longer-term strategy to reduce financial leverage and to rebalance its capital allocation among target markets, that it has entered into a ten-year joint venture with a passive institutional investor to own jointly 12 multi-family properties with 4,051 units located in California. The properties were valued at $2.4 billion, or approximately $592,000 per unit, equivalent to an implied NOI cap rate of ~4.2% and an implied free cash flow cap rate of ~4.0% (based upon NOI and free cash flow annualized for the six months ended June 30, 2020). The properties secure non-recourse property debt of $1.22 billion with a weighted average interest rate of 3.17% and have an implied equity value of $1.18 billion. In exchange for a 39% interest subject to $475 million of property debt, Aimco received $461 million cash plus an additional $24 million for future redevelopment spending. Aimco retains ownership of the remaining 61% interest and is responsible to operate the properties, earning property and asset management fees. The valuation is equal to 97% of the Gross Asset Value (“GAV”), as of 1Q20, previously calculated and published by Aimco.

Additional information regarding AIR

•	Diversified and Stabilized Portfolio of Apartment Communities
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AIR seeks to provide investors the most efficient and effective way to allocate capital to multi-family by investing in a diversified portfolio of stabilized apartments, with disciplined market selection, best-in-class operations, a strong balance sheet, and a stable and seasoned management team with sector-leading low overhead costs.

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AIR plans to own 93.5% of a portfolio of 98 stabilized properties with 26,599 apartment homes, selected from the existing Aimco portfolio, diversified by geography and price point, and located in several large markets in the United States, primarily Boston (10% of GAV), Philadelphia (12%), Washington DC (12%), Denver (7%), the Bay Area (11%), Los Angeles (22%), Miami (10%), and San Diego (7%).

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These communities are primarily A/B in quality and are well-located within submarkets with above average growth expectations. For the quarter ended, March 31, 2020 (chosen because before the distortions of the economic contraction), these properties had weighted average rents of $2,318 (115% of the local market averages); NOI margins of 73.6%; Average Daily Occupancy of 97.5%; resident retention of 58%; and YOY revenue growth of 4.0%.

–	Taken together, these properties have an estimated fair market value or GAV of $10.4 billion.
•	Low Leverage and Conservative Capital Structure
–	AIR intends to operate with low financial leverage with debt, net of cash and receivables, of $2.7 billion, equal to 5.9x annualized EBITDA for the quarter ended March 31, 2020.
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AIR properties are expected to secure $2.6 billion of net property debt with a weighted average net interest expense of 3.1%, a weighted average term to maturity of nine years as of June 30, 2020, and limited near-term maturities. AIR expects to secure investment grade ratings and to issue corporate debt when pricing makes that advantageous.

–	AIR Net Asset Value (“NAV”) is estimated to be $7.8 billion or $50 per share and share equivalent.
•	Limited execution risk and no Development/Redevelopment Risk
–	AIR will not engage in development or redevelopment, reducing execution risk, overhead costs, and vacancy expense during construction and lease-up.
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Five AIR properties are now under construction or in lease up and are expected to be so at the time of the separation. AIR plans to lease the five properties to Aimco to complete the work now underway. The net leases by AIR are expected to contribute $25 million annually, or approximately 5% of AIR NOI.

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Aimco will be obligated to complete construction and lease up of each project at Aimco’s cost, and pay a fixed monthly rent to AIR for the duration of the lease, while receiving all property cash flow during the lease period. Upon stabilization of each property, the rent to AIR will increase to reflect the stabilized value. Aimco will then have the option to terminate the lease, triggering the option, but not obligation, for AIR to acquire the leasehold from Aimco at a price below fair market value. If AIR does not exercise its purchase option, Aimco will have the option to purchase the AIR position at its pre-determined value.

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AIR owns other properties with development or redevelopment potential and will have the right to enter into similar leases with Aimco to secure some of the advantages of their development or redevelopment without execution risk or overhead costs. AIR is under no obligation to Aimco for any additional transactions and is free to engage in similar structures with other parties, subject to Aimco’s right of first refusal.

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By comparison to Aimco, AIR’s stabilized portfolio is expected to have higher and more predictable earnings, as measured by Funds From Operations (“FFO”), allowing for a 5% higher annual dividend in 2021, or $1.72 per share, and a higher, more stable share price.

•	Management & Governance with Reduced Overhead and Expenses
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AIR will have management and governance independent of Aimco and will be a self-managed real estate investment trust in all respects. Its management team will include Terry Considine as Chairman and Chief Executive Officer, and Aimco veterans Lisa Cohn as President and General Counsel; Keith Kimmel as President, Property Management; Paul Beldin as Chief Financial Officer; and Conor Wagner as Chief Investment Officer. Mr. Wagner will also be responsible for investor communications. The existing Aimco board of directors will become the directors of AIR and new directors will replace them as Aimco directors.
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AIR’s focus on capital allocation and best-in-class operations without the complexity of development and redevelopment is expected to reduce overhead costs to the range of 15 basis points of portfolio GAV.

Additional information about Aimco

•	Portfolio Overview
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Aimco is expected to retain (i) 11 stabilized multi-family properties; (ii) the loan to, and option to invest in, the partnership owning Parkmerced Apartments in southwest San Francisco, California; (iii) the land assembly of Yacht Club and its contiguous neighbor 1001 Brickell Bay Tower, a 350,000 square foot office building located in Miami, Florida; (iv) the recently acquired Hamilton on the Bay, a multi-family property located on the waterfront in Miami, Florida with 271 apartment homes as well as the land and zoning to construct 389 additional apartment homes, together with (v) other assets and liabilities. Aimco estimates the fair market value or GAV of these properties to be $1.3 billion, subject to property debt of $0.2 billion, and $0.1 billion of cash, resulting in an expected NAV of $1.2 billion.

–	Liquidity, defined as cash and committed credit, is expected to be approximately $200 million, equal to 120% of the cost to complete development and redevelopments now underway, plus $115 million.
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In addition, Aimco is expected to retain a separate portfolio of 16 multi-family properties with an estimated GAV of $860 million, securing property debt of $201 million and a note for $534 million payable to AIR.

•	Management and Governance
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Aimco’s senior management team will include Aimco veterans Wes Powell as President and Chief Investment Officer; Lynn Stanfield as Chief Financial Officer; and Jennifer Johnson as Chief Administrative Officer and General Counsel. Terry Considine will continue to serve as Chief Executive Officer while a search is conducted for a seasoned real estate developer to work with Mr. Powell to build a national footprint.  Five or six new independent directors will be recruited to serve as Aimco directors. They will be joined by one or two of the existing Aimco directors. Mr. Considine is expected to continue as Executive Chairman.

Future Relationships between AIR and Aimco

•	As two separate and distinct companies, AIR and Aimco each plan to have a board of directors comprised primarily of independent directors.
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AIR and Aimco each plan to have separate management teams located in separate offices. AIR will be headquartered in Denver, Colorado, while Aimco will have its principal offices in Bethesda, Maryland, and in Denver.

•	Broadly, each will have options, but not obligations, with respect to the other, and each will be free to transact with third parties.
•	AIR will have purchase options with respect to all stabilized properties owned by Aimco, excepting only those stabilized properties included in the initial portfolio.
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AIR plans to engage Aimco to complete the now underway development and redevelopment of five properties pursuant to an agreed Master-Lease Agreement. AIR will have the option, but not obligation, to engage in similar transactions with Aimco in the future.

Separation into two separate and distinct companies provides important benefits to AIR and to Aimco.

The expected benefits to AIR include:

•	Simplicity: A simplified business focused solely on the ownership and active management of stabilized apartment properties;
•	Transparency: A business that is more readily understood by investors;
•	Predictability: A business that is more predictable due to best-in-class operations and reduced exposure to the execution risk of development and redevelopment;
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Financial strength: A balance sheet with leverage at peer averages, and sufficiently low that AIR plans to consider corporate debt issuance when its cost is lower than that of non-recourse property debt;

•	Higher Income: Funds From Operations (“FFO”) are increased by (i) the elimination of earnings dilution from properties with reduced or no earnings during their development, redevelopment, or lease-up, and (ii) lower management costs (expected to be in the range of 15 basis points of GAV) due primarily to the elimination of overhead costs related to development and redevelopment activities;

•	Growth: The expanded opportunity set available to Aimco increases the value of AIR’s option to purchase stabilized properties held by Aimco;
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Refreshed Tax Basis: A refreshed tax basis reduces the tax costs of future property sales and so enhances portfolio management, and makes cash dividends more likely to be a return of capital or capital gains for tax purposes, increasing their after-tax value for taxable investors;

•	Dividends: Higher FFO supports higher dividends. FFO made more predictable due to reduced exposure to development/redevelopment and lower leverage supports a higher payout ratio; and
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Independence: AIR, with an independent board of directors and independent management, will be independent of Aimco, with incentives to exercise options that are favorable to AIR and with no obligation to Aimco other than under the terms of the shared services agreement, the leases to Aimco in-place at inception, the Aimco right of first refusal to develop or redevelop AIR properties, and the other agreements entered into in order to effect the spin-off.

The expected benefits to Aimco include:

•	Opportunity: A potential pipeline of redevelopment and development opportunities sourced from AIR and the opportunity to pursue real estate opportunities in partnership with AIR;
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Investment Flexibility: A menu of investment choices now eschewed by AIR that includes transactions that are short-term dilutive, or longer-term, or more complicated, or better measured by NAV creation than FFO, or that involve more, non-recourse leverage and which may result in higher investment returns; and

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Independence: Aimco, with a board of directors comprised of primarily independent directors and independent management, will be independent of AIR, with incentives to exercise options that are favorable to Aimco and with no obligation to AIR other than under the terms of the shared services agreement, the leases from AIR in-place at inception, the AIR option to purchase Aimco properties that are stabilized, and the other agreements entered into in order to effect the spin-off.

Both AIR and Aimco believe there are other benefits from the opportunities to work together when it is in their self-interests.

Transaction Mechanics and Income Taxes

AIR will be separated from Aimco by a reverse spin-off. The planned transaction is intended to be a taxable event, with an amount of gain equal to the fair value of the AIR common stock generally being treated as a taxable dividend to the extent of any current or accumulated earnings and profits of Aimco, and the excess treated as a non-taxable return of capital to the extent of each shareholder’s tax basis in the Aimco common stock and any remaining excess treated as capital gain.  The benefit of the taxable event will be a step up in tax basis that reduces the tax burden of future taxable transactions, as well as reducing the need for continued non-cash stock dividends to comply with REIT requirements. This will be especially important if, as many anticipate, tax rates are increased and the current tax treatment of real estate investment, for example 1031 tax-free exchanges, are abolished or curtailed.

If Aimco proceeds with the transaction, Aimco shareholders will receive one share of AIR for each share of Aimco common stock owned prior to the spin-off.

A vote of the Aimco shareholders is not required in connection with the spin-off and after completion of the transaction Aimco shareholders will own shares in two separate and distinct companies:  Aimco and AIR.

Advisors

Citigroup Global Markets Inc. is serving as lead financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC also provided financial advisory services to the company in connection with the transaction.

Conference Call Details

Aimco will hold a conference call on September 14, 2020, at 10:30 AM Eastern time. You may join the conference call through an internet webcast access through Aimco’s website at investors.aimco.com. Alternatively, you may join the conference call by telephone by dialing 888-317-6003, or 412-317-6061 for international callers, and using passcode 3766560. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.

If you are unable to join the live conference call, you may access the replay until December 14, 2020, by dialing 877-344-7529, or 412-317-0088 for international callers, and using passcode 10147888, or you may access the audiocast replay on Aimco’s website at investors.aimco.com.

An investor presentation covering the transaction is available on the investor page of Aimco’s website at investors.aimco.com. The investor presentation and this press release have also been filed with the SEC on Form 8-K.

The initial Form 10 registration statement relating to the spin-off has been filed confidentially with the Securities and Exchange Commission (“SEC”) and the distribution is expected to be made in the fourth quarter of 2020.  The transaction is subject to certain conditions, including the SEC declaring that AIR’s registration statement is effective, filing and approval of AIR’s NYSE listing application, receipt of third-party consents (primarily property lenders), and formal approval and declaration of the distribution by the Aimco Board of Directors.  Aimco may, at any time and for any reason abandon the separation or modify or change its terms or the anticipated timing.

About Aimco

Aimco is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 125 communities in 17 states and the District of Columbia. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

Forward Looking Statements / Non-GAAP Measures

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; future financing plans; business strategies, prospects and projected operating and financial results (including annualized numbers and estimated GAV); and expected capital investments. In addition, we may not complete the business separation at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on Aimco’s and AIR’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rate and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; Aimco’s and AIR’s relationship with each other after the consummation of the business separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the business separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the business separation.

In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by AIR with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This presentation includes certain non-GAAP financial measures, including EBITDAre, Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, GAV and NAV and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP").  These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco and AIR. Our management uses forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may and do calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

Matt Foster

Director, Investor Relations

(303) 793-4661

investor@aimco.com